Exhibit 99.2

Wellspring Partners Ltd. and Subsidiary

Financial Statements

December 31, 2005 and 2004

Wellspring Partners Ltd. and Subsidiary

Table of Contents

December 31, 2005 and 2004

Independent Auditors’ Report

Board of Directors of

Wellspring Partners Ltd. and Subsidiary

We have audited the consolidated balance sheets of Wellspring Partners Ltd. and Subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Firm’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wellspring Partners Ltd. and Subsidiary as of December 31, 2005 and 2004, and its results of operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information for 2005 and 2004 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole. The supplementary information for 2003, 2002, 2001 and 2000 have been abstracted from financial statements audited by us, but not presented herein, and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements from which they were derived.

/s/ Altschuler, Melvoin and Glasser LLP
Chicago, Illinois
January 19, 2006

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Wellspring Partners Ltd. and Subsidiary

Consolidated Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets

Current assets
Cash and cash equivalents	$1,763,453	$361,632
Accounts receivable - trade (net of allowance of $25,000 in 2005 and 2004)	1,726,694	1,038,947
Prepaid retirement benefits	1,620,694	119,223
Prepaid and other assets	370,919	129,957
Income taxes refundable	67,266	14,000
Deferred tax asset	24,000	24,000

	5,573,026	1,687,759

Equipment (net of accumulated depreciation and amortization of $628,649 and 430,934)	609,819	549,250

Intangible assets (net of accumulated amortization of $63,257 and $38,771)	184,543	209,029

	$6,367,388	$2,446,038

Liabilities and Stockholders’ Equity

Current liabilities
Trade payables and other liabilities	$3,605,039	$1,354,856
Accrued retirement benefits	458,663	280,406
Income taxes payable		28,341
Unearned revenue		450,000
Deferred tax liability	104,000	13,000

	4,167,702	2,126,603

Long-term liabilities
Additional minimum pension liability	—	312,757

Stockholders’ equity
Common stock (no par value; 10,000 shares authorized; 5,384 and 5,000 shares issued and outstanding)	2,119,000	75,000
Additional minimum pension liability		(312,757)
Retained earnings	80,686	244,435

	2,199,686	6,678

	$6,367,388	$2,446,038

See accompanying notes.	2

Wellspring Partners Ltd. and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2005 and 2004

	2005	2004
Fees collected for professional services	$34,360,536	$23,103,339

Operating expenses
Principal salaries, staff salaries and incentives	10,979,501	7,637,406
Fringe benefits	1,310,390	1,117,061
Independent contractors	9,978,296	8,910,273
Other operating and administrative	4,737,569	3,279,852

	27,005,756	20,944,592

Income from operations before principal incentives, retirement plan provisions and income taxes	7,354,780	2,158,747

Principal incentives	(6,019,000)	(1,375,000)
Retirement plan provisions	(1,473,629)	(1,057,703)

Loss before income taxes	(137,849)	(273,956)

Provision (benefit) for income taxes	25,900	(103,000)

Net loss	$(163,749)	$(170,956)

See accompanying notes.	3

Wellspring Partners Ltd. and Subsidiary

Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2005 and 2004

	Common Stock	Additional Minimum Pension Liability	Retained Earnings (Deficiency)	Total
Balance, December 31, 2003	$75,000	$(719,554)	$415,391	$(229,163)

Comprehensive loss
Additional minimum pension liability		406,797		406,797
Net income			(170,956)	(170,956)

Comprehensive loss				235,841

Balance, December 31, 2004	75,000	(312,757)	244,435	6,678

Issuance of stock	2,044,000			2,044,000

Comprehensive income
Additional minimum pension liability		312,757		312,757
Net loss			(163,749)	(163,749)

Comprehensive income				149,008

Balance, December 31, 2005	$2,119,000	$—	$80,686	$2,199,686

See accompanying notes.	4

Wellspring Partners Ltd. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2005 and 2004

	2005	2004
Operating activities
Net loss	$(163,749)	$(170,956)
Issuance of stock grant	714,000
Deferred income taxes	91,000	(160,000)
Accrued rent	6,746	14,542
Depreciation	197,715	169,788
Amortization	24,486	24,829
Changes in
Accounts receivable - trade	(687,747)	(662,163)
Income taxes refundable	(53,266)	14,659
Prepaid expenses	(1,742,433)	(173,524)
Trade payables and other liabilities	1,971,695	911,076
Income taxes payable	(28,341)	28,341

Net cash provided by (used in) operating activities	330,106	(3,408)

Investing activities
Acquisition of property and equipment	(258,285)	(243,316)

Net cash used in investing activities	(258,285)	(243,316)

Financing activities
Issuance of stock	1,330,000

Net cash provided by financing activities	1,330,000	—

Increase (decrease) in cash and cash equivalents	1,401,821	(246,724)

Cash and cash equivalents
Beginning of year	361,632	608,356

End of year	$1,763,453	$361,632

Supplemental schedule of noncash investing and financing activities
Issuance of stock grant	$714,000	$—

See accompanying notes.	5

Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 Organization and Significant Accounting Policies

Wellspring Partners Ltd. and Subsidiary (the “Firm”) was incorporated on January 10, 2000 and is engaged in the business of providing consulting related services to assist hospitals and health care organizations with improving their performance. Operations are conducted primarily from a leased facility located in Chicago, Illinois.

On October 5, 2001, the Firm formed Wellspring Valuation Ltd. in exchange for a 75 percent ownership interest. The subsidiary is engaged in the business of providing valuation and financial consulting services throughout the United States.

Revenue Recognition—The Firm performs various performance improvement related services for health care organizations, valuation services and other financial consulting services and recognizes revenue as the services are performed. Commitment fees are deferred and recognized as revenue over the expected period that fees are earned.

Principles of Consolidation—All significant intercompany transactions and balances have been eliminated. The 25 percent ownership of Wellspring Valuation Ltd. not owned by Wellspring Partners Ltd has been removed from income and equity and reflected as minority interest. The minority interest is included with trade payables and other liabilities and in other operating and administrative expenses in the accompanying financial statements.

Equipment—Equipment is recorded at cost. The provision for depreciation and amortization has been computed using accelerated methods over an estimated life of five, seven and ten years.

Intangible Assets—See Note 9 to the financial statements.

Estimates—In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—The Firm considers all highly liquid debt instruments, acquired with a maturity of three months or less, to be cash equivalents.

Accounts Receivable—The Firm grants trade credit to its clients located throughout the United States. Receivables are valued at management’s estimate of the amount that will ultimately be collected. The allowance for doubtful accounts is based on specific identification of uncollectible accounts and the Firm’s historical collection experience.

Income Taxes—The Firm utilizes the asset and liability method of accounting for income taxes whereby it recognizes deferred tax assets and liabilities for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

Accrued Rent—Rental expense is recognized over the term of the lease, inclusive of the portion of the term for which a rental concession has been granted, with the amount of the concession being reflected in trade payables and other liabilities on the accompanying balance sheets. Such amounts will be amortized over the term of the lease during which the actual payments of rent are made.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 Organization and Significant Accounting Policies, Continued

Concentration of Credit Risk—The Firm maintains funds in financial institutions that, from time to time, exceed the FDIC insured limit. The Firm has not experienced any losses in such accounts. Management believes that the Firm is not exposed to any significant credit risk on cash and cash equivalents.

Reclassification—Certain 2004 amounts have been reclassified to conform to the 2005 presentation. These reclassifications have not changed the 2004 results.

Stock Options—The Firm accounts for noncash stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25 (Accounting for Stock Issued to Employees), and its related interpretations, which states that no compensation expense is recognized for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Firm’s common stock on the grant date.

The Firm has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation), which requires certain pro forma disclosures as if compensation expense was determined based on the fair value of the options granted at the date of the grant.

Note 2 Stockholders’ Agreement

Pursuant to the terms of the Stockholders’ Agreement, as modified, in the event of a stockholder’s death, the Firm is required to purchase the shares for $10,000 per share. In the event of a voluntary termination of employment or involuntary transfer (as defined in the agreement), the Firm is required to purchase the shares for $15 per share.

The purchase price may be paid entirely in cash, but not less than 25 percent of the total price. The remaining balance is payable over a period not more than 60 months, and is evidenced by promissory notes bearing interest at 6 percent per annum. The price per share may be redetermined by the Managing Committee, as defined in the agreement. Furthermore, the Firm purchased life insurance policies on each of the stockholders with a cumulative face value aggregating $21,000,000 to assist in the redemption of the aforementioned shares. Life insurance proceeds which are received as the result of the death of a stockholder must be paid to the estate of the stockholder or its successors.

Note 3 Employee Benefit Plans

The Firm established the Wellspring Partners Ltd. Defined Benefit Pension Plan & Trust effective January 18, 2000 for all eligible employees. Employees vest in the Plan over a period of six years.

As of December 31, 2005, the fair value of the plan assets amounted to $4,946,240. Additionally, the Firm has provided a provision for the 2004 benefit cost in the amount of $855,000 for financial reporting purposes and $2,350,504 for tax reporting purposes.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 3 Employee Benefit Plans

Defined Benefit Plan’s status as of December 31, 2005 and 2004 and certain other information regarding the Plan for the years then ended is as follows:

Obligations and Funded Status

	2005	2004
Benefit obligation	$(3,983,313)	$(2,674,880)
Fair value of plan assets	4,946,240	2,464,238

	$962,927	$(210,642)

Accrued (prepaid) pension cost	$—	$(102,115)
Additional minimum liability		312,757

	$—	$210,642

Assumptions

	2005	2004
Weighted-average assumptions
Discount rate	7.50%	7.50%
Expected rate on plan assets	7.50	7.50

Benefit cost	$855,000	$613,000

Employer contribution	$2,350,504	$1,020,562

Plan participant’s contributions	$—	$—

Benefits paid	$—	$—

Cash Flows

The following annual benefit payments, which reflect expected future service and compensation, as appropriate, are expected to be paid:

2006	$—
2007	110,508
2008	157,308
2009	304,728
2010	304,728
Years 2011 - 2015	2,471,140

$3,348,412

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 3 Employee Benefit Plans, Continued

Plan Assets

The Firm’s pension plan weighted-average asset allocations at December 31, 2005 and 2004 by asset category are as follows:

	2005	2004
Asset category
Equity securities	50.38%	80.55%
Debt securities	0.00	13.68
Real estate	0.00	0.00
Cash	49.62	5.77

	100.00%	100.00%

Additionally, the Firm established the Wellspring Partners Ltd. Money Purchase Pension Plan & Trust effective January 1, 2001. Contributions payable during 2005 and 2004 amounted to $458,663 and $287,000, respectively. As of December 31, 2005, the fair value of the plan assets amounted to $944,065. Pursuant to the Fifth Amendment of the Plan which was adopted January 1, 2003, the employer shall contribute 12.5 percent of each participants annual compensation. The vesting period was also changed to a period of six years. During the year, the Plan also established the guidelines under which the Participant Loan Program will be administered. As of December 31, 2005, no loans were outstanding. Pursuant to the Seventh Amendment of the Plan which was adopted April 2, 2004, minimum distribution requirements were established beginning with the 2002 calendar year. Minimum distribution requirements are outlined in Articles Two through Six in the Seventh Amendment of the Plan.

On August 18, 2003, the Firm established the Wellspring Valuation Ltd. 401(k) Profit Sharing Plan (the “Plan”). The Plan is offered to all eligible employees. Employee contributions are generally limited to the IRS annual limitation amounts. The Firm matches the employee contribution 100 percent. The Plan also allows for an additional Firm discretionary contribution. No discretionary contributions were made for 2005 and 2004. The Firm’s matching contributions amounted to $161,629 and $15,374 for 2005 and 2004, respectively.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 4 Stock Option Plan

During 2003, the Firm adopted the Wellspring Partners Ltd. 2003 Stock Option Plan to be administered by the Managing Committee. 1,000 shares of voting common stock are to be reserved. The shares are authorized but unissued. Under the Plan, stock options will be granted in whole or in part as an incentive stock option to selected employees who are not an owner of 10 percent or more of the total combined voting power of the Firm and its Subsidiaries (except as noted in the plan document). Each option shall provide for a fixed expiration date of not later than 10 years from the date granted. Should the award expire or be forfeited, the shares shall become available for use once again. The price shall be fixed by the Managing Committee at the time of granting and in no event shall be less than 100 percent of the fair market value on the date granted. To date, an aggregate of 380 shares have been granted in accordance with the Plan, of which 165 shares (options) were exercised during 2005. The remaining 215 shares are still available, of which 110 shares have been vested. The options expire at various date to March 31, 2009.

The Firm has elected to follow APB Opinion No. 25, “Accounting for Stock Issued to Employees,” in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Firm’s financial statements because the exercise price of the Firm’s employee stock options equals the market price of the Firm’s common stock on the date of grant. If under Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation,” the Firm determined compensation costs based on the fair value at the grant date for its stock options, net earnings would have been reduced by a de-minimus amount.

The weighted-average estimated fair value of stock options granted during 2005 and 2004 were determined using the Black-Scholes option-pricing model, which values options based on the Firm’s market value at the grant date, the expected life of the option, the estimated volatility of the stock (assumed to be zero), the expected dividend payments, and the risk-free interest rate over the expected life of the option. The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options, and the Firm’s options do not have the characteristics of traded options, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

Note 5 Financing Arrangement

The Northern Trust Company (the “Bank”), issued an irrevocable standby letter of credit, dated November 1, 2005 and expiring November 1, 2006, in the amount of $200,000, in connection with the Firm’s lease (see Note 8). Additionally, the Bank has agreed to loan the Firm up to $1,000,000 (increased from $600,000) as evidenced by a note expiring July 1, 2006 (extended from September 30, 2005). As of December 31, 2005 no loans had been advanced against this agreement.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 6 Income Taxes

The reconciliation of income taxes at statutory rates as of December 31, 2005, is as follows:

Income tax (benefit) at statutory rate	$(55,000)
Income effect of various permanent differences	94,200
Carryback of net operating loss	(65,100)

$(25,900)

The provision (benefit) for income taxes for the years ended December 31, 2005 and 2004, is as follows:

	2005	2004
Current provision	$(65,100)	$57,000
Deferred (benefit) obligation	91,000	(160,000)

	$25,900	$(103,000)

The net deferred tax liability of $79,000 as of December 31, 2005 and the net deferred tax asset in the amount of $11,000 as of December 31, 2004, primarily results from the retirement plan obligations provided for financial reporting purposes as compared to tax reporting purposes.

No valuation allowance against the deferred tax asset was deemed necessary as of December 31, 2005 and 2004.

Note 7 Commitment

Each of the employee/stockholders have entered into three-year employment agreements which provide for severance payments in the event of termination with or without cause (as further defined in the agreements). The agreements automatically renew for a specified period (as defined). A stockholder terminating without cause (as defined) would receive severance based upon three times their annual compensation, payable over three years. A stockholder who is terminated with cause (as defined) would receive severance based upon one time their annual salary, payable over 12 months.

Note 8 Future Minimum Lease Payments

The Firm entered into a lease effective November 2001 providing for annual minimum rents. The operating lease was amended on August 16, 2002 to expand the premises to 14,036 square feet, expiring October 31, 2011 and also provided for rent abatement for a portion of the space. The benefit of the rent abatement has been recorded as accrued rent and will be amortized over the life of the lease.

In addition to the future minimum lease payments below, the Firm pays 2.6679 percent of the operating costs of the building, payable monthly. The lease is secured by an irrevocable letter of credit in the amount of $200,000 (which may be reduced after the third year of occupancy to $120,000). As of December 31, 2005, the letter of credit was not reduced.

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Wellspring Partners Ltd. and Subsidiary

Notes to the Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Note 8 Future Minimum Lease Payments, Continued

Future minimum lease payments required are as follows:

2006	$329,841
2007	339,736
2008	349,928
2009	360,426
2010	371,239
Thereafter	317,144

$2,068,314

Rent expense for 2005 and 2004 amounted to $720,825 and $623,454, respectively.

Note 9 Asset Purchase

On June 24, 2003 the Firm purchased the assets of Healthcare Valuation Services, LLC (“HVS”) for $287,800. The assets purchased were fixed assets comprised of computer equipment and software, as well as intangible assets comprised of a client listing, which is being amortized over a 10-year period. The assets were purchased at their fair market value (“FMV”). To the extent that the purchase price exceeded the FMV, the difference was recorded as goodwill, in the amount of $8,800, and will be evaluated on an annual basis. As of December 31, 2005 and 2004, there were no impairment issues.

Note 10 Subsequent Event

On January 9, 2006, the Firm formed Wellspring Advisors, LLC in exchange for a 65 percent ownership interest. The subsidiary is engaged in the business of providing financial restructuring for healthcare organizations under bankruptcy throughout the United States.

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Supplementary Information

13

Wellspring Partners Ltd. and Subsidiary

Consolidating Statement of Operations

Year Ended December 31, 2005

	Wellspring Partners Ltd.	Wellspring Valuation Ltd.	Eliminations	Consolidated
Fees collected for professional services	$30,094,834	$4,385,702	$(120,000)	$34,360,536

Operating expenses
Principal salaries, staff salaries and incentives	8,836,107	2,143,394		10,979,501
Fringe benefits	918,056	392,334		1,310,390
Independent contractors	9,332,851	645,445		9,978,296
Other operating and administrative	3,810,769	1,048,100	(120,000)	4,738,869
Minority interest in net loss			(1,300)	(1,300)

	22,897,783	4,229,273	(121,300)	27,005,756

Income from operations before stockholders’ compensation and retirement plan provisions	7,197,051	156,429	1,300	7,354,780

Principal incentives	(6,019,000)			(6,019,000)

Retirement plan provisions	(1,312,000)	(161,629)		(1,473,629)

Income (loss) before income taxes	$(133,949)	$(5,200)	$1,300	$(137,849)

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Wellspring Partners Ltd. and Subsidiary

Consolidated Schedules of Operations

Initial Period January 10, 2000 through December 31, 2000 and the

Years Ended December 31, 2001, 2002, 2003, 2004, 2005

	2000	2001	2002	2003	2004	2005
Revenue	$4,026,000	$7,191,000	$11,478,000	$18,750,000	$23,103,000	$34,361,000

Expenses
Salaries
Principal base salaries, staff base salaries and staff incentives	1,328,000	3,017,000	3,346,000	5,549,000	7,637,000	10,980,000
Fringe benefits	65,000	141,000	234,000	726,000	1,117,000	1,310,000

	1,393,000	3,158,000	3,580,000	6,275,000	8,754,000	12,290,000

Independent contractors	1,240,000	2,135,000	4,533,000	7,184,000	8,910,000	9,978,000

Other operating and administrative (excluding depreciation and amortization)	536,000	1,115,000	1,730,000	2,306,000	3,030,000	4,409,000

Operating expenses	3,169,000	6,408,000	9,843,000	15,765,000	20,694,000	26,677,000

Income from operations before principal incentives, retirement plan, depreciation and taxes	857,000	783,000	1,635,000	2,985,000	2,409,000	7,684,000

Percent	21.29%	10.89%	14.24%	15.92%	10.43%	22.36%

Principal incentives	600,000	526,000	650,000	1,320,000	1,375,000	6,019,000
Retirement plan contribution	307,000	336,000	821,000	618,000	1,058,000	1,474,000
Depreciation and amortization expense	7,000	38,000	88,000	142,000	195,000	222,000
Provision for income taxes			(59,000)	403,000
Taxes			48,000		56,000	107,000

Net income (loss)	$(57,000)	$(117,000)	$87,000	$502,000	$(275,000)	$(138,000)

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